Exhibit 99.1

111 Pencader Drive
Newark, DE 19702
P 302.456.6789
F 302.861.3730
T 800.544.8881

www.sdix.com
SDIX Company Contact:
Kevin Bratton
VP and CFO
(302) 456-6789
kbratton@sdix.com

Investor Relations Contact:
Jessica Lloyd
The Trout Group
(646) 378-2928
jlloyd@troutgroup.com

SDIX Reports Third Quarter 2011 Results

Life Science & Food Safety Combined Revenues Increase 6% Year-over-Year
Significant GAT Proof of Performance Milestones Achieved

Conference Call to Review Results at 4:30PM ET Today

NEWARK, DE (November 14, 2011) - SDIX (Nasdaq: SDIX), a leading provider of biotechnology-based products and services for a broad range of life science, biotechnology, diagnostic and food safety applications, today reported financial results for the quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $6.9 million, decreasing from $7.5 million for the same period in 2010.  The Company’s core Life Science and Food Safety businesses continued to grow, with combined revenues increasing 6% compared to the third quarter of 2010 despite a small decline in Food Safety revenue compared to the prior year.

Revenue for the nine months ended September 30, 2011 was $21.5 million, increasing 2% from $21.0 million for the same period in 2010.  For this nine month period, Life Science and Food Safety revenues increased 13% and 16%, respectively, over the same period in 2010.

Net loss for the third quarter of 2011 was $694,000, compared to a net loss of $29,000 in 2010.  The increase in net loss was primarily related to the lower revenue and the planned investment increases in the Company’s strategic initiative to further develop its next-generation Genomic Antibody Technology (GAT) platform.

Highlights

•
Enhanced Life Science Proprietary In Vitro Diagnostic (IVD) Portfolio with  New Antibody Products – Following the launch of new Apo B antibodies earlier in the quarter, three additional polyclonal antibodies were completed and are being introduced to IVD customers.

•
Launched New Listeria Testing Solution – RapidChek® Listeria F.A.S.T.™ 24-hour Test System was introduced to the market.  The test later earned AOAC Performance-Tested Methods Certification, providing validation for food producers, whom the Company expects to use it to better meet “test-and-hold” requirements.

•
Salmonella Enteritidis Test Data Published by the Journal of AOAC International – Scientific publication provided detailed performance specifications for the Company’s RapidChek® SELECT™ Salmonella Enteritidis Test System, which demonstrated equivalent performance with both the standard FDA BAM method for testing egg-pools and the USDA FSIS method for poultry carcass rinsates.

•
Sold Water Quality Assets to Modern Water Plc – Water Quality division was sold for $4.5 million; assets sold include the division’s intellectual property, current inventory and commercial contracts, as well as equipment and staff.

Francis DiNuzzo, SDIX’s President and CEO, commented, “The third quarter and subsequent water quality business announcement last week mark important milestones in the transition of SDIX to a focused biotechnology company targeting growth opportunities in the Life Science and Food Safety markets.  Most notably, our R&D team achieved significant results in our next-generation GAT development efforts, reaching a key performance milestone and providing evidence that our technology has the potential to enable us to create novel monoclonal antibodies against biological targets. We believe that these capabilities will further differentiate SDIX in the eyes of potential Pharma partners who are looking to pursue biotherapeutic antibodies or engage in biomarker discovery and validation.  Our Food Safety business had a somewhat difficult quarter, resulting from a change in a federal contract and a delay in approval of our new Listeria product.  Still, year-to-date, the Food Safety business has achieved double digit growth over the same period in 2010”. Mr. DiNuzzo added, “Our recent agreement to sell our Water Quality business to Modern Water again reinforces our corporate strategy and provides additional resources to continue growing our core Life Science and Food Safety businesses.”

Financials
Gross profit for the third quarter of 2011 was $4.1 million, as compared to $4.5 million for the same period in 2010.  Gross margins were 59% for the third quarter of 2011, compared to 60% for the same period in 2010.

Third quarter operating expenses were $4.7 million, up $230,000 compared to the third quarter of 2010. The increase was primarily driven by planned R&D investments in SDIX’s next generation GAT platform, as well as in product, sales and marketing expansion in both the core Life Science and Food Safety businesses.

 Operating loss for the third quarter of 2011 was $657,000, compared to an operating loss of $20,000 for the third quarter of 2010.

Net loss for the third quarter of 2011 increased to $694,000, or $0.03 per diluted share, compared to a net loss of $29,000, or $0.00 per diluted share, for the same period in 2010.

Life Science Revenues
Life Science revenues grew 10%, to $4.1 million for the third quarter of 2011, as compared to $3.7 million for the same period in 2010.  This growth was lead by the IVD business, which increased 14% over the third quarter of 2010 and which has already booked more orders year-to-date than in all of last year.  Year-to-date Life Science revenue grew 13%, to $12.7 million, as compared to $11.3 million for the same period in 2010.

Kit Revenues
Food Safety revenues decreased 4%, to $1.5 million, for the third quarter of 2011, as compared to $1.6 million for the same period in 2010.  Year-to-date Food Safety revenue grew 16% to $4.9 million, as compared to $4.3 million for the same period in 2010.

Revenues for Ag-GMO Products and Water & Environmental Products were $0.4 million and $0.9 million, respectively, for the third quarter of 2011, compared to $0.7 million and $1.5 million, respectively, for the third quarter of 2010.

Balance Sheet
The Company completed the third quarter ended September 30, 2011 with cash of $7.4 million and stockholders’ equity of $18.1 million.

Conference Call
The dial-in number for the live conference call at 4:30PM ET today will be 877-407-9210 (201-689-8049 outside the U.S.). A live webcast of the conference call will be available on the Company’s website, www.sdix.com, as well as www.investorcalendar.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on each of these websites for 90 days. Telephone replays of the call will be available from 7:30 p.m. ET on November 14, 2011 through 11:59 p.m. ET on November 28, 2011. To listen to the telephone replay, dial 877-660-6853 (201-612-7415 outside the U.S.) and enter account number 286 and conference ID 382908.

About SDIX (www.sdix.com)
SDIX is a biotechnology company with a core expertise in creating better antigens, better antibodies and better assays for the pharmaceutical, biotechnology and food safety markets. For over 20 years, SDIX has been a leading immuno-solutions company, developing results-oriented and innovative antibody-based solutions that enable customers to meet high performance research, diagnostic and commercialization objectives.

In the life science market, SDIX’s technology and capabilities are being used to help discover disease mechanisms, facilitate development of new drugs and provide antibodies and assays for the diagnosis of disease.  In the food safety market, SDIX continues to expand its footprint as an international supplier of rapid pathogen test technologies that enable more accurate and cost-effective results.

This news release may contain forward-looking statements reflecting SDIX's current expectations. When used in this press release, words like “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “can”, “potential”, “will”, “should”, “project”, “plan” and similar expressions as they relate to SDIX are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDIX at this time. Such risks and uncertainties include, without limitation, changes in demand for products, the application of our technologies to various uses, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDIX's public filings with the U.S. Securities and Exchange Commission.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current Assets :
Cash and cash equivalents	$7,035	$8,056
Restricted cash	400	700
Receivables, net	4,436	4,376
Inventories	3,376	3,333
Other current assets	940	561
Total current assets	16,187	17,026

Property and equipment, net	3,886	4,087
Other assets	6	45
Deferred tax asset	36	37
Intangible assets, net	1,235	1,321
Total assets	$21,350	$22,516

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities :
Current portion of long-term debt	$400	$400
Accounts payable	449	491
Accrued expenses	2,270	1,597
Deferred revenue	87	24
Total current liabilities	3,206	2,512

Long-term debt	-	300

Stockholders' Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized,
no shares issued or outstanding	-	-
Common stock, $.01 par value, 50,000,000 and 35,000,000 shares authorized, at September 30, 2011 and December 31, 2010, respectively
20,997,587 and 20,916,433 issued
at September 30, 2011 and December 31, 2010, respectively	210	209
Additional paid-in capital	42,000	41,551
Treasury stock, 406,627 common shares at cost
at September 30, 2011 and December 31, 2010	(555)	(555)
Accumulated deficit	(23,248)	(21,239)
Cumulative translation adjustments	(263)	(262)
Total stockholders' equity	18,144	19,704
Total liabilities and stockholders' equity	$21,350	$22,516

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Revenues	$6,915	$7,473	$21,462	$20,960

Cost of sales	2,864	3,015	9,137	8,534

Gross profit	4,051	4,458	12,325	12,426

OPERATING EXPENSES:
Research and development	1,056	767	2,761	2,207
Selling, general and administrative	3,652	3,711	11,517	10,895
Gain on disposal of assets	-	-	-	(8)
Total operating expenses	4,708	4,478	14,278	13,094

Operating loss	(657)	(20)	(1,953)	(668)

Interest expense, net	(10)	(9)	(27)	(35)

Loss before taxes	(667)	(29)	(1,980)	(703)

Income tax expense	27	-	29	-

Net loss	(694)	(29)	(2,009)	(703)

Basic loss per share	$(0.03)	$(0.00)	$(0.10)	$(0.03)

Shares used in computing basic
loss per share	20,467,245	20,289,602	20,423,521	20,236,462

Diluted loss per share	$(0.03)	$(0.00)	$(0.10)	$(0.03)

Shares used in computing diluted
loss per share	20,467,245	20,289,602	20,423,521	20,236,462